EXHIBIT 99.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS

DATED _____ __, 2014 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST PHOENIX ADVISORS, THE INFORMATION AGENT.

Cadus Corporation

Incorporated under the laws of the State of Delaware

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Cadus Corporation

Subscription Price:      $1.53 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON [_______ __], 2014, UNLESS EXTENDED BY THE COMPANY

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Cadus Corporation, a Delaware corporation, at a subscription price of $1.53 per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Cadus Corporation Subscription Rights Certificate”. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions for Use of Cadus Corporation Subscription Rights Certificate” that accompany this Subscription Rights Certificate. The obligation of Cadus Corporation to issue shares to a Rights holder in respect of the exercise by such holder of such holder’s subscription rights shall be governed by and interpreted in accordance with the substantive laws of the State of New York.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Cadus Corporation and the signatures of its duly authorized officers.

Dated:

____________________________________                                    ____________________________________

President and Chief Executive Officer                                                    Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 100272-2042

If delivering by hand, express mail, courier or any other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for _____________ shares x $1.53        = $_______________

                (no. of new shares)    (subscription price)    (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares for which you are entitled to subscribe pursuant to your Over-Subscription Right:

I apply for _____________ shares x $1.53        = $_______________

                (no. of new shares)    (subscription price)    (amount enclosed)

(c) Total Amount of Payment Enclosed   =   $__________________

METHOD OF PAYMENT (CHECK ONE)

☐     Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐     Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616, Beneficiary: American Stock Transfer, Reference: AST as Subscription Agent for Cadus Corporation/(insert the rights holder's name).

FORM 2-TRANSFER TO CERTAIN TRANSFEREES

To transfer your subscription rights to an affiliate or by operation of law, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:

____________________________________________________________

____________________________________________________________

Tax I.D. or Social Security # ____________________________________

Signature(s): _________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

____________________________________________________________

____________________________________________________________

____________________________________________________________

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that either (1) after giving effect to my basic and/or oversubscription rights, I will not be an owner, either direct or indirect, record or beneficial, or by application of Internal Revenue Code Section 382 attribution provisions, of more than 1,182,963 shares of the Company’s common stock, or (2) if after giving effect to my basic and/or oversubscription rights, I would be an owner, either direct or indirect, record or beneficial, or by application of Internal Revenue Code Section 382 attribution provisions, of more than 1,182,963 shares of the Company’s common stock, I have so notified the Information Agent by telephone at (877) 283-0317. I hereby agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of my Rights pursuant to the Rights Offering. I hereby acknowledge and agree that the Company has the right to instruct the Subscription Agent to refuse to honor or reduce the amount of my Rights exercise to the extent necessary, in the Company's sole and absolute discretion, to preserve the Company’s ability to utilize its net operating loss carryforwards against future taxable income.

Signature(s): _________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed: _________________________________________

                                                    (Name of Bank or Firm)

By:_________________________________________________________

                                                      (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF CADUS CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST PHOENIX ADVISORS, THE INFORMATION AGENT, AT (800) 581-3783.